Exhibit 10.2
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
     This Second Amendment to Employment Agreement (“Second Amendment”) is effective as of April 10, 2008 (“Second Amendment Effective Date”), and amends the Employment Agreement effective March 1, 2007 (“Employment Agreement”), as previously amended by the First Amendment to Employment Agreement (“First Amendment”) effective July 1, 2007, between Intervoice, Inc., a Texas corporation (“Intervoice”) and Michael J. Polcyn (“Executive”). This Second Amendment is entered into between Intervoice and the Executive at the Executive’s request.
1. Definitions and Unaffected Provisions. All terms used herein shall have the meanings ascribed to them in the Employment Agreement. Except as otherwise expressly provided in this Second Amendment or as affected by the terms of Paragraph 5 hereof, all provisions of the Employment Agreement, as previously amended by the First Amendment, shall remain in full force and effect.
2. Position and Duties.
     (a) Position. As of the close of business on April 9, 2008, the Executive resigns and relinquishes the office of Senior Vice President Engineering; and commencing on the Second Amendment Effective Date and during the remainder of the Employment Term (as herein amended) retains and shall exercise the duties of the office of Chief Technology Officer of Intervoice.
     (b) Duties. Commencing on the Second Amendment Effective Date and during the remainder of the Employment Term (as herein amended), the Executive shall assist in the transition to office of his successor in the position of Senior Vice President Engineering (or such other title as may be held by the officer in charge of the Engineering department); and perform such studies, evaluations, and analyses, and provide such assistance, oversight, advice, and counsel with respect to aspects of the business and affairs of Intervoice as he may be directed to address by the Chief Executive Officer. In addition, the Executive shall have such other duties, functions, responsibilities, and authority as are from time to time delegated to the Executive by the Chief Executive Officer. The Executive shall report administratively and be accountable to the Chief Executive Officer. The Executive shall continue to devote his full working time, skill, and attention and best efforts to the business and affairs of Intervoice to the extent necessary to discharge fully, faithfully, and efficiently the duties and responsibilities delegated and assigned to the Executive in or pursuant to the Employment Agreement, as amended by the First Amendment and this Second Amendment, except for usual, ordinary, and customary periods of vacation, and absence due to illness or other disability.
3. Term. In order to effectuate the Executive’s desire to retire from his employment at a mutually agreeable date, Paragraph 3(a) of the Agreement is amended to provide that the Employment Term shall expire unconditionally at the close of business on May 31, 2008 (the “Expiration Date”). By execution of this Second Amendment, the Executive hereby, effective upon the Expiration Date and without the necessity of further action by the Board, resigns from the office of Chief Technology Officer and any and all other offices he may hold with Intervoice and/or any of its Affiliates.

4. Compensation Upon Termination of Employment.
     (a) Termination Without Cause. The first sentence of Paragraph 7(e) of the Agreement is amended to delete so much thereof as states “for 12 months from the Employment Termination Date,” and substitute therefor “from the Employment Termination Date through the end of the Employment Term.”
     (b) Health Plan. The first sentence of Paragraph 7(f) of the Agreement is amended to delete so much thereof as states “during the 12-month period following the Employment Termination Date,” and substitute therefor “during the period from the Employment Termination Date through the end of the Employment Term.” Paragraph 7(f) of the Agreement, and particularly the reimbursement provisions therein relating to COBRA continuation coverage, shall in all respects be read and interpreted to coordinate with the Retiree Health Plan Option as became effective November 1, 2007 (the “Retiree Option”); and to the extent necessary to operate coordinately with the Retiree Option without duplication or reduction of benefits and intended reimbursement scheme, shall be deemed to be revised accordingly.
5. Effect of Conflict in Terms. All terms and conditions of the Agreement and the First Amendment shall, if possible, be construed and interpreted to effectuate the intent of the terms of this Second Amendment; and otherwise, if in conflict with the terms of this Second Amendment, shall be without further force and effect.
     IN WITNESS WHEREOF, Intervoice has caused this Second Amendment to Employment Agreement to be executed on its behalf by its duly authorized officer, and the Executive has executed this Second Amendment to Employment Agreement, effective as of the date first set forth above.

INTERVOICE, INC.		MICHAEL J. POLCYN

By:	/s/ Robert E. Ritchey	/s/ Michael J. Polcyn

Robert E. Ritchey
Chief Executive Officer
Second Amendment to Employment Agreement — Page 2